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                                                                   EXHIBIT 10.19


THIS REVOLVING NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                                 REVOLVING NOTE
                                 --------------

                                  AMENDMENT #1
                                  ------------

         THIS AMENDMENT #1 TO THE REVOLVING NOTE AGREEMENT (the "Agreement"), made and entered into as of this 5th day of April, 2007, by and between the Company, as defined below, and the Lender, as defined below.

         FOR VALUE RECEIVED, ERF Wireless, Inc., a Nevada corporation (the "Company"), as maker, whose principal place of business is 2911 South Shore Blvd., Suite 100, League City, Texas 77573, promises to pay to the order of Angus Capital Partners (the "Lender") the principal sum of up to $3,000,000, together with interest on the unpaid principal balance, as advanced pursuant to the terms set forth below (this agreement shall be referenced to as the "Revolving Note"). Both the Lender and the Company are collectively referred to as the "Parties".

                                    RECITALS

         WHEREAS, the Company and the Lender desire to enter this Revolving Note Amendment #1 dated the date hereof;

         WHEREAS, the Company and the Lender previously entered into a Revolving Note providing for loans to the Company from time to time prior to February 27, 2008;

         WHEREAS, the Company's outstanding balance to the Lender on the original Revolving note as of December 31, 2006 totaled $2,006,041.37;

          WHEREAS, the Company and the Lender desire to extend the Maturity Date to February 28, 2009, in return for having the Note secured by all of the assets of The Door as of April 5, 2007;

         WHEREAS, the Lender desires to loan to the Company up to $3,000,000 as requested by the Company;

         WHEREAS, the Company desires to borrow up to $3,000,000 from the Lender;

         NOW, THEREFORE, in consideration of the premises and mutual promises made herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by the parties, the Lender and the Company agree as set forth below:

                                 ARTICLE I. LOAN

         1.1 TERM OF THE LOAN. Subject to the terms and conditions contained herein, the Lender shall loan the Company from time to time prior to February 27, 2009 ("Maturity Date") an aggregate total amount not to exceed THREE MILLION AND 00/100 ($3,000,000), which shall be advanced by the Lender to the Company


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upon written request of the Company. So long as there is no Event of Default and the representation and warranties contained in Article II hereof are true and accurate as of the date of such request, the Lender shall advance funds by wire transfer or check to the Company within three (3) business days after receipt of any request. The total amount of principal and any accrued, unpaid interest, shall be due and payable in full on the Maturity Date.

         1.2. PAYMENT. The Company agrees to pay the sums under this Revolving Note as follows:

                  a. interest shall be payable quarterly on or before the last day of each quarter by check made payable to the Lender and accompanied by a letter setting forth the principal amount outstanding, the method of calculating interest, and the amount of interest paid;

                  b. all payments must be received by the Lender on or before the due DATE in order for the payment to be timely, and they must be received by the Lender on or before the fifth (5th) business day after the Lender gives notice to the Company of the late payment to avoid a Default by the Company; and

                  c. the entire principal amount outstanding, plus any outstanding interest, shall be due and payable to the Lender on the Maturity Date.

         1.3. INTEREST RATE. The unpaid principal balance under this Revolving Note shall bear interest at the rate of six percent (6%) per annum until paid. Any matured, unpaid amount of principal shall bear interest at the rate of twelve percent (12%) per annum until paid.

         1.4. LIMITATION ON USE OF LOAN PROCEEDS. The Company may use the loan proceeds for any legitimate business purpose.

         1.5. PREPAYMENT. The Company may prepay without any penalty any of the principal or accrued interest under this Revolving Note beginning January 1, 2008. In the event the Company prepays under this Revolving Note, such prepayment shall first be applied to interest and then to the principal amount outstanding. If the Company chooses to prepay any principal amount outstanding, such prepayment shall not prevent the Company from drawing up to the maximum amount available under this Revolving Note.

         1.6 OVERLINE. In the event that the Company draws down the full $3 million amount available under the Amendment #1 to the Revolving Note Agreement dated April 5, 2007 ("Note") on or prior to December 31, 2007, and the Company requires additional working capital to pursue its business strategy and operations and has not closed on alternative debt or equity financing aggregating at least $1 million, Angus Capital Partners agrees to fund up to an additional $1 million during 2007 under the same terms and conditions as set forth in the Note.

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                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants (each of which such representations and warranties shall be deemed repeated upon the making of a request for a loan and made as of the time of each loan made hereunder) supplemented by the Company's filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act Filings"), as follows:

         2.1. ORGANIZATION. The Company is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and duly qualified and in good standing in every other state or jurisdiction in which the nature of the Company's business requires such qualification.

         2.2. AUTHORIZATION AND EXECUTION. The execution, delivery and performance of this Revolving Note (i) has been duly authorized, (ii) is not in contravention of such Company's certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which such Company is a party or by which such Company is bound and (iii) is within such Company's corporate powers. This Revolving Note executed and delivered by the Company is a legal, valid and binding obligation, enforceable in accordance with its terms.

         2.3. LITIGATION. There is no pending or threatened litigation, court order, judgment, writ, suit, action or proceeding which could reasonably be expected to have a material adverse effect on the Company.

         2.4. LIABILITIES. Neither the Company nor any of its subsidiaries has any material contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

         2.5. SEC FILINGS. The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since September 2004. Each SEC report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC reports, nor the financial statements (and the notes thereto) included in the SEC reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                      ARTICLE III. COVENANTS OF THE COMPANY

         The Company covenants as follows:

         3.1. OPERATION OF BUSINESS. The operation of the Company's business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, rules and ordinances, including to all laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items,


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securities, employee retirement and welfare benefits, employee health safety and environmental matters.

         3.2. PAYMENT OF OBLIGATIONS. The Company will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon the Company unless such amounts are being diligently contested in good faith by appropriate proceedings provided that adequate reserves with respect thereto are maintained on the books of such Company in conformity with GAAP.

         3.3. SEC FILINGS. The Company will use its best efforts to timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.


                       ARTICLE IV. COVENANTS OF THE LENDER

         4.1 REQUISITE POWER AND AUTHORITY. The Lender has all necessary power and authority under all applicable provisions of law to execute and deliver this Revolving Note and to carry out its provisions. Upon their execution and delivery, this Revolving Note will be valid and binding obligations of the Lender, enforceable in accordance with their terms, except:

                  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

         4.2 INVESTMENT REPRESENTATIONS. The Lender understands that this Revolving Note are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Lender's representations contained in the Agreement, including, without limitation, that the Lender is an "accredited investor" within the meaning of Regulation D under the Securities Act. The Lender confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Revolving Note. The Lender further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's business, management and financial affairs and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Lender or to which the Lender had access

         4.3 LEGEND. The Revolving Note shall bear substantially the following legend:

                  "THIS REVOLVING NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE


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                  REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND
                  APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ERF WIRELESS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                               ARTICLE V. DEFUALT

         5.1. DEFAULT. The Company will be in default if any of the following happens ("Default" or "Event of Default"):

                  (a) the Company fails to timely make the principal payment at maturity;

                  (b) the Lender does not receive an interest payment on or before the fifth (5th) business day after the Lender gives written notice to the Company of the late payment;

                  (c) the Company defaults under any loan, extension of credit, security agreement, purchase or sales agreement, contractual obligation, or any agreement in favor of any creditor or person (as "default" is defined in that instrument and after giving effect to all applicable cure periods) and that default results in the Company owing, through default and/or acceleration, an amount in excess of $3 million;

                  (d) the Company breaches any covenant, representation, or warranty in this Revolving Note;

                  (e) the Company makes an assignment for the benefit of creditors, files for bankruptcy protection, is adjudicated insolvent, or any involuntary proceeding is commenced against the Company under any bankruptcy or insolvency laws and that involuntary proceeding is not dismissed within sixty days after it is filed; or

                  (f) a final, non-appealable judgment in litigation or arbitration is entered against the Company where the total amount of the judgment, including actual damages, pre- and post-judgment interest, attorney's fees, court costs, and/or punitive damage, exceeds $3,000,000.

         5.2 DEFAULT PROCEEDING. If an Event of Default occurs, without notice to the Company or any other act by the Lender, unless otherwise required herein, the entire outstanding principal amount plus any accrued and unpaid interest under the Revolving Note shall be immediately due and payable. If any Event of Default has occurred and is continuing, the Lender may proceed to protect and enforce the rights of itself by an action at law, suit in equity or other appropriate proceeding.

         5.3. NOTICE OF DEFAULT. The Lender is not required to provide the Company with any notice whatsoever of any Default by the Company or any failure of the Company to timely make the principal payment when due, save and except that the Lender must give notice of a late interest payment before that late payment is deemed a Default as described above. However, failure by the Lender to give notice of a late interest payment to the Company does not relieve the Company of its obligation to make the payment.

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         5.4 WAIVER. In the event of a Default as defined in this Article 5, the
Company (a) waives presentment for payment, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices, filing of suit, and diligence in collecting this Revolving Note or enforcing any other security with respect to this Revolving Note, although the Lender agrees that it must comply with all UCC requirements for sale of collateral; (b) agrees to any substitution, surrender, subordination, waiver, modification, change, exchange, or release of any security or the release of the liability of any parties primarily or secondarily liable on this Revolving Note; and (c) consents to any extension or postponement of time for payment of this Revolving Note and to any other indulgence with respect to this Revolving Note without notice. No failure or delay on the part of the Lender in exercising any of her rights, powers, or privileges under this Revolving Note shall operate as a waiver of that right, power, or privilege.

                            ARTICLE VI. MISCELLANEOUS

         6.1 AMENDMENT OR MODIFICATION. This Revolving Note may not be modified or amended in any way unless the modification or amendment is in writing and is signed by all parties. Any document purporting to amend or modify this Revolving Note shall be of no force or effect unless the document expressly states that it is intended to amend or modify the Revolving Note and it is signed by all parties to this Revolving Note.

         6.2 ATTORNEYS' FEES AND COSTS OF LITIGATION. If all monies due and owing under this Revolving Note are not paid in full at maturity, regardless of how the maturity may be brought about, or if, after an Event of Default, this Revolving Note is collected or attempted to be collected through the initiation or prosecution of any suit or through any probate, bankruptcy, or any other judicial proceedings, or is placed in the hands of an attorney for collection, the Company shall pay, in addition to all other amounts owing under this Revolving Note, all actual expenses of collection, all court costs, and reasonable attorney's fees incurred by the Lender upon demand for payment by the Lender or her attorney.

         6.3 GOVERNING LAW AND VENUE. This Revolving Note and the rights and obligations of the parties under this Revolving Note shall be governed by the laws of the United States of America and by the laws of the State of Texas, and is performable in Harris County, Texas. Chapter 346 of the Texas Finance Code does not apply to this Revolving Note.

         6.4 BUSINESS DAY. If any action is required or permitted to be taken under this Revolving Note on a Sunday, legal holiday, or other day on which banking institutions in the State of Texas are authorized or required to close, the action shall be taken on the immediately preceding business day, and, to the extent applicable, interest on the unpaid principal balance shall continue to accrue at the applicable rate.

         6.5 USURY SAVINGS CLAUSE. The parties to this Revolving Note intend to comply with the usury laws applicable to this Revolving Note. Accordingly, the parties agree that no provision in this Revolving Note or in any related documents (if any) shall require or permit the collection of interest in excess


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of the maximum rate permitted by law. If any excess interest is provided for or contracted for in this Revolving Note, or charged to the Company or any other person responsible for payment, or received by the Lender, or if any excess interest is adjudicated to be provided for or contracted for under this Revolving Note or adjudicated to be received by the Lender or her heirs, successors, or assigns, then the Parties EXPRESSLY AGREE that this paragraph shall govern and control and that neither the Company nor any other party liable for payment of the Revolving Note shall be obligated to pay the amount of excess interest. Any excess interest that may have been collected shall be, at the Lender' option, either applied as credit against any unpaid principal amount due or refunded to the Company. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Texas as they are now or subsequently construed by the courts of the State of Texas.

         6.6 NOTICES. Any and all notices or communications related in any way to this Revolving Note may be given by certified mail with return receipt requested, by receipted courier, by overnight delivery service, or by hand delivery and sent to the persons at the addresses set forth for each party below, or they may be given by facsimile transmission. Any notice delivered by facsimile or e-mail sent or for which a return receipt is received at any time before 5:00 p.m. on a business day shall be deemed to be delivered on that date. Any facsimile notice not received by 5:00 p.m. on a business day shall be deemed to be received on the first following business day.

                  NOTICES TO THE LENDER:
                  ----------------------

                  Att:   Angus Capital Partners
                         1010 Lamar, Suite 475
                         Houston, Texas 77002
                         Fax:  (713) 654-8745

                  NOTICES TO THE COMPANY:
                  -----------------------

                  R. Greg Smith ERF Wireless Inc.
                  2911 South Shore Blvd. Suite 100
                  League City. Texas  77573
                  Fax:  (281) 538-2121

                  WITH A COPY SENT CONTEMPORANEOUSLY TO:
                  --------------------------------------

                  Thomas C. Pritchard
                  Brewer & Pritchard, P.C.
                  Three Riverway, Suite 1800
                  Houston, Texas  77056
                  Fax:  (713) 209-2921

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         Any of the above contact information or designated representatives for the purpose of notice may be changed by a party or an authorized representative of a party providing written notice in the manner set forth above to the other party, and the new contact information or representative will then become effective. IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.




                                               ERF Wireless, Inc.

                                               By: /s/ H. Dean Cubley
                                                   -----------------------------
                                               Name:  Dr. H. Dean Cubley
                                               Title: Chief Executive Officer


                                               LENDER:

                                               By: /s/ Billie B. Mize
                                                   -----------------------------
                                               Name:  Billie B. Mize
                                               Title: General Partner








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